Filed pursuant to Rule 424(b)(4)

Registration No. 333-291542

STAK Inc.

斯塔克工业集团有限公司

6,000,000 Units (each Unit consisting of one Class A Ordinary Share and one and one-half

Warrants, each whole Warrant to purchase one Class A Ordinary Share)

6,000,000 Class A Ordinary Shares included in the Units

9,000,000 Class A Ordinary Shares Underlying the Warrants

We are offering 6,000,000 units (each a “Unit,” and collectively, the “Units”), with each Unit consisting of (i) one Class A ordinary share, $0.001 par value per share (each a “Class A Ordinary Share,” and collectively, the “Class A Ordinary Shares”), and (ii) one and one-half warrants, each whole warrant to purchase one Class A Ordinary Share (each a “Warrant,” and collectively, the “Warrants”) directly to certain investors. We are offering the Units at an offering price of $0.38 per share and the accompanying warrants, equal to the arithmetic average of the closing prices of our Class A Ordinary Shares, as reported on the Nasdaq Capital Market (the “Nasdaq”), for the ten consecutive trading days immediately preceding January 2, 2026, the effectiveness date of this registration statement on Form F-1 (the “Offering Price”).

The Warrants offered hereby will have a three-year term and will be exercisable upon the second anniversary of the issuance (the “Commencement Date”), which may be adjusted by the Company pursuant to the terms of the Warrants and in accordance with applicable laws, and may be exercised at any time after the Commencement Date until expiration, with an initial exercise price of $0.46 per share, equal to 120% of the Offering Price.

We are also registering all of the Class A Ordinary Shares issuable from time to time upon full exercise of the Warrants included in the Units offered hereby. See “Description of Share Capital and Governing Documents—Units Being Offered” in this prospectus for more information.

The Units do not have stand-alone rights and will not be certificated or issued as stand-alone securities. The Class A Ordinary Shares and the Warrants included in the Units are immediately separable and will be issued separately in this offering.

Our Class A Ordinary Shares are listed on the Nasdaq under the symbol “STAK.” There is no established public trading market for the Units or the Warrants, and we do not expect a market to develop. In addition, we do not intend to list the Units or the Warrants on any securities exchange or other trading market. Without an active trading market, the liquidity of the Units and the Warrants will be limited.

The number of Units offered in this prospectus and all other applicable information has been determined based on the Offering Price.

Our Class A Ordinary Shares began trading on the Nasdaq under the symbol “STAK” on February 26, 2025. On February 27, 2025, the Company closed its initial public offering (the “IPO”) of 1,250,000 ordinary shares at a public offering price of $4.00 per ordinary share. On March 4, 2025, the underwriters for the IPO partially exercised their over-allotment option to purchase an additional 160,349 ordinary shares at a public offering price of $4.00 per ordinary share. The total gross proceeds received from the IPO, including proceeds from the exercise of the over-allotment option, were $5,641,396.

The Company (a) by way of ordinary resolution of shareholders passed at the extraordinary general meeting of the Company held on June 5, 2025 (the “EGM”), (i) re-designated and re-classified 37,500,000 authorized ordinary shares (including all of the existing issued ordinary shares) as 37,500,000 Class A Ordinary Shares of par value $0.001 each, cancelled 12,500,000 authorized but unissued ordinary shares and created a new share class of 12,500,000 Class B Ordinary Shares of par value $0.001 each (each a “Class B Ordinary Share,” and collectively, the “Class B Ordinary Shares,” and together with the Class A Ordinary Shares, the “Ordinary Shares”); (ii) immediately after such implementation of dual class structure, increased the Company’s authorized share capital to $100,000 divided into 75,000,000 Class A Ordinary Shares of a par value of $0.001 each and 25,000,000 Class B Ordinary Shares of a par value of $0.001 each, by creation of an additional 37,500,000 Class A Ordinary Shares and 12,500,000 Class B Ordinary Shares; and (b) by way of special resolution of shareholders passed at the EGM, (iii) adopted the second amended and restated memorandum and articles of association of the Company in its entirety and in substitution for and to the exclusion of the then existing memorandum and articles of association of the Company with effect from the date the said increased of authorized share capital took effect to reflect the changes of the authorized share capital and the rights of Class B Ordinary Shares; and (iv) approved, subject to the effectiveness of the said dual class structure, the increase of authorized share capital and the adoption of second amended and restated memorandum and articles of association, the Company’s repurchase of 7,700,000 Class A Ordinary Shares held by Lanying Capital Limited in consideration of and out of the proceeds of the Company’s new issuance of 7,700,000 Class B Ordinary Shares to Lanying Capital Limited and the Company’s repurchase of 1,500,000 Class A Ordinary Shares held by MT. Yang Holding Ltd in consideration of and out of the proceeds of the Company’s new issuance of 1,500,000 Class B Ordinary Shares to MT. Yang Holding Ltd. Unless otherwise noted, the share and per share information in this prospectus reflects the completion of the implementation of dual class structure and re-classification of the applicable ordinary shares issued and sold prior to the completion date of the implementation of dual class structure.

Immediately prior to the completion of this offering, the Company has an aggregate of 4,010,349 Class A Ordinary Shares with one vote each and 9,200,000 Class B Ordinary Shares with 30 votes each, $0.001 par value per share issued and outstanding.

We are an “emerging growth company” as defined under the federal securities laws and will be subject to reduced public company reporting requirements. See “Prospectus Summary—Implications of Being an Emerging Growth Company” and “Risk Factors” on pages 14 and 16, respectively.

We will continue to be a “controlled company” as defined under the Nasdaq Stock Market Rules because our controlling shareholder, Mr. Chuanbo Jiang, our CEO and Chairman of the board, currently owns 83.7% of our total issued and outstanding Class B Ordinary Shares, representing 82.5% of the total voting power of as the date of this prospectus, and will own 83.7% of our total issued and outstanding Class B Ordinary Shares, representing 80.8% of the total voting power following the completion of this offering, assuming that all Units are sold and none of the Warrants included in the Units is exercised. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent and our nominating and corporate governance and compensation committees might not consist entirely of independent directors.

We are not a Chinese operating company but a Cayman Islands holding company without material operations and this structure involves unique risks to investors. Investors in our securities should be aware that they are not holding equity interests in our Chinese operating companies directly. Investors are purchasing equity solely in STAK Inc. 斯塔克工业集团有限公司, our Cayman Islands holding company. The risks could result in a material change in the value of the securities we are registering for sale or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Our securities offered in this offering are securities of our Cayman Islands holding company, which has no material operations of its own and conducts substantially all of its operations through the operating entities established in the People’s Republic of China, or the PRC, primarily YLAN Technology (Changzhou) Co., Ltd. (“YLAN”), our wholly-owned subsidiary and its subsidiary. Because all of our operations are conducted in mainland China through our wholly-owned subsidiaries, we are subject to certain legal and operational risks associated with our operations in mainland China, including that changes in the legal, political and economic policies of the Chinese government, the relations between China and the United States, or Chinese or United States regulations may materially and adversely affect our business, financial condition and results of operations. The PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and therefore, these risks could result in a material change in our operations and/or the value of our Class A Ordinary Shares or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in mainland China, including cracking down on illegal activities in the securities market, enhancing supervision over mainland China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. See “Risk Factors” beginning on page 16 of this prospectus for a discussion of risks facing the Company and this offering as a result of this structure.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued an announcement to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over mainland China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. On December 28, 2021, the revised Measures for Cybersecurity Review, or the “Revised Review Measures,” were published by Cyberspace Administration of China, or the CAC, National Development and Reform Commission, Ministry of Industry and Information Technology, Ministry of Public Security, Ministry of State Security, Ministry of Finance, Ministry of Commerce, People’s Bank of China, State Administration for Market Regulation, State Administration of Radio and Television, China Securities Regulatory Commission, State Secrecy Administration and State Cryptography Administration, which became effective on February 15, 2022 and provides that critical information infrastructure operators that purchase internet products and services and data processing operators engaging in data processing activities that affect or may affect national security shall be subject to the cybersecurity review by the Cybersecurity Review Office. The Revised Review Measures also requires cyberspace operators with personal information of more than 1 million users who want to list abroad to file a cybersecurity review with the Office of Cybersecurity Review. As of the date of this prospectus, these new laws and guidelines have not impacted the Company’s ability to conduct its business, accept foreign investments, or list and trade on a U.S. or other foreign exchange; however, there are uncertainties in the interpretation and enforcement of these new laws and guidelines, which could materially and adversely impact our business and financial outlook and may impact our ability to accept foreign investments or continue to list on a U.S. or other foreign exchange. Also as of the date of this prospectus, we do not believe we are in a monopolistic position in the manufacturing industry.

On February 17, 2023, China Securities Regulatory Commission (the “CSRC”) issued the Trial Measures for the Administration of Overseas Issuance and Listing of Securities by Domestic Enterprises and five supporting guidelines, which became effective on March 31, 2023 (the “Overseas Listing Regulations”). The Overseas Listing Regulations require that a PRC domestic enterprise seeking to issue and list its shares overseas shall complete the filing procedures with the CSRC, failing which we may be fined between RMB 1 million and RMB 10 million. Where an enterprise, whose principal business activities are conducted in mainland China, seeks to issue and list its shares in the name of an overseas entity, such practice is deemed as an indirect overseas issuance and listing in the meaning of the Overseas Listing Regulations. Among other things, if an overseas listed issuer intends to implement any offering in an overseas market, it should, through its major operating entity incorporated in the PRC, submit filing materials to the CSRC within three working days after the completion of the offering. The required filing materials shall include but not be limited to: (1) filing report and relevant commitments; and (2) domestic legal opinions. We have completed the filing procedures with the CSRC for our initial public offering on August 9, 2024. According to the Overseas Listing Regulations, we are subject to the filing procedures and need to complete the filing procedures with CSRC within three working days after the completion of this offering. Further, we are required to complete the filing procedure with the CSRC under the Trial Measures for any future offerings or any other capital raising activities, and we cannot assure you that we will be able to complete such filings in a timely manner, or at all. Any failure by us to comply with such filing requirements under the Trial Measures may result in an order to rectify, warnings and fines against us and could materially hinder our ability to offer or to continue to offer our securities. The Overseas Listing Regulations may subject us to additional compliance requirements in the future, and we cannot assure you that we will be able to get the clearance of filing procedures under the Overseas Listing Regulations on a timely basis, or at all. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our securities, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our Class A Ordinary Shares to significantly decline in value or become worthless.

Furthermore, as more stringent criteria have been imposed by the U.S. Securities and Exchange Commission (“SEC”) and the Public Company Accounting Oversight Board (the “PCAOB”) recently, our securities may be prohibited from trading if our auditor cannot be fully inspected. The Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted on December 18, 2020. The HFCA Act states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit such Class A Ordinary Shares from being traded on a national securities exchange or in the over the counter trading market in the U.S. On December 23, 2022, the Accelerating Holding Foreign Companies Accountable Act (the “AHFCA Act”) was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. See “Item 3. Key Information—3.D. Risk Factors—Risks Related to Doing Business in China—Our Ordinary Shares may be delisted under the HFCA Act if the PCAOB is unable to inspect our auditors for two consecutive years. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment” of our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus. On December 16, 2021, the PCAOB issued its determination (the “2021 Determinations”) that the PCAOB was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions, and the PCAOB included in the report of its determination a list of the accounting firms that are headquartered in the PRC or Hong Kong. This list does not include our auditor, HTL International, LLC. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and the PCAOB signed a Statement of Protocol, or the Protocol, governing inspections and investigations of audit firms based in mainland China and Hong Kong. Pursuant to the Protocol, the PCAOB has independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. However, uncertainties still exist about whether this new framework will be fully complied with. While our auditor is based in the U.S. and is registered with PCAOB and subject to PCAOB inspection, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause our securities to be delisted from the Nasdaq Capital Market. On August 26, 2022, the PCAOB signed an agreement with the CSRC and the Ministry of Finance of the People’s Republic of China, allowing the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong completely, consistent with U.S. law. On December 15, 2022, the PCAOB issued a Determination Report which determined that the PCAOB (1) is able to select engagements, audit areas, and potential violations to be reviewed or investigated, (2) has timely access to, and the ability to retain and use, any document or information that the PCAOB considers relevant to an inspection or investigation, and (3) is able to conduct inspections and investigations in a manner consistent with the provisions of the Act and the rules of the PCAOB, as interpreted and applied by the PCAOB. Consequently, the PCAOB concluded that in the absence of any evidence that authorities in the PRC currently are taking any positions to impair the PCAOB’s ability to execute its statutory mandate with respect to inspections or investigations, the HFCA Act dictates that the PCAOB vacates the 2021 Determinations. As required by the HFCA Act, if in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will act expeditiously to consider whether the PCAOB should issue a new determination.

For the fiscal years ended June 30, 2025, 2024 and 2023, STAK Inc. 斯塔克工业集团有限公司 made capital contributions of $0.6 million, nil and nil, respectively, to its PRC subsidiaries through its intermediary holding company. Funds are transferred among our PRC subsidiaries for working capital purposes, primarily between YLAN, our main operating subsidiary, and its subsidiaries. The transfer of funds among companies are subject to the Provisions of the Supreme People’s Court on Several Issues Concerning the Application of Law in the Trial of Private Lending Cases (2020 Revision) (the “Provisions on Private Lending Cases”), which was implemented on August 20, 2020 to regulate the financing activities between natural persons, legal persons and unincorporated organizations. For the fiscal years ended June 30, 2025, 2024 and 2023, no transfers, dividends or distributions from a subsidiary were made to STAK Inc. 斯塔克工业集团有限公司 or other investors. As advised by our PRC counsel, DeHeng Law Offices (Shenzhen), the Provisions on Private Lending Cases do not prohibit using cash generated from one subsidiary to fund another subsidiary’s operations. We have not been notified of any other restriction which could limit our PRC subsidiaries’ ability to transfer cash between subsidiaries.

Please see “Risk Factors” beginning on page 16 of this prospectus for additional information.

We are an “emerging growth company” as defined under the federal securities laws and will be subject to reduced public company reporting requirements. Please read the disclosures beginning on page 19 of this prospectus for more information.

Neither the SEC nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in our securities involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 16 of this prospectus to read about factors you should consider before buying our securities.

	PER UNIT	TOTAL
Offering price	$0.38	$2,287,320
Proceeds, before expenses, to us	$0.38	$2,287,320

The offering price will be determined through arm’s length negotiation between our company and the investors.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated January 5, 2026

1

Conventions Which Apply to this Prospectus

Throughout this prospectus, we use a number of key terms and provide a number of key performance indicators used by management. Unless the context otherwise requires, the following definitions apply throughout where the context so admits:

●	“Changzhou Zhongshan” refers Changzhou Zhongshan Intelligent Equipment Co., Ltd., one of our PRC subsidiaries.

●	“China” or the “PRC”, in each case, refers to the People’s Republic of China;

●	“Class A Ordinary Shares” refer to the Class A ordinary shares of STAK Inc. 斯塔克工业集团有限公司, par value $0.001 per share;

●	“Class B Ordinary Shares” refer to the Class B ordinary shares of STAK Inc. 斯塔克工业集团有限公司, par value $0.001 per share;

●	“Hong Kong” refers to Hong Kong Special Administrative Region in the PRC;

●	“mainland China” are to the People’s Republic of China, excluding, solely for the purpose of this prospectus, Hong Kong, Macau and Taiwan. The term “mainland Chinese” has a correlative meaning for the purpose of this prospectus;

●	“PRC Subsidiaries” refers to the Company’s subsidiaries incorporated in the mainland China, including STAK (Changzhou) Intelligent Technology Co., Ltd, YLAN Technology (Changzhou) Co., Ltd, and Changzhou Zhongshan Intelligent Equipment Co., Ltd;

●	“RMB” or “Chinese Yuan” refers to the legal currency of China;

●	“SEC” refers to the Securities and Exchange Commission;

●	“Ordinary Shares” refer to the Class A Ordinary Shares and Class B Ordinary Shares of STAK Inc. 斯塔克工业集团有限公司, collectively;

●	“we,” “us,” “our,” the “Company” and the “Group” refer to STAK Inc. 斯塔克工业集团有限公司, a Cayman Islands exempted company, together as a group with its subsidiaries;

●	“U.S. dollars,” “dollars,” “USD” or “$” refers to the legal currency of the United States; and

●	“YLAN” refers to YLAN Technology (Changzhou) Co., Ltd., as an operating entity of STAK Inc. 斯塔克工业集团有限公司 in mainland China.

The Company by way of special resolution of shareholders passed on May 20, 2024, effected a one thousand-for-one subdivision of its then ordinary shares, following which the Company’s authorized share capital became $50,000 divided into 50,000,000 ordinary shares of $0.001 par value each. On the same day, certain shareholders surrendered an aggregate of 40,000,000 ordinary shares to the Company for no consideration, which shares were cancelled thereafter. Following the share surrender and cancellation, there were ordinary shares were 10,000,000 ordinary shares of par value of $0.001 per share in issue and outstanding.

The Company (a) by way of ordinary resolution of shareholders passed at the EGM of the Company held on June 5, 2025 (the “EGM”) (i) re-designated and re-classified 37,500,000 authorized ordinary shares (including all of the existing issued ordinary shares) as 37,500,000 Class A Ordinary Shares of par value $0.001 each, cancelled 12,500,000 authorized but unissued ordinary shares and created a new share class of 12,500,000 Class B Ordinary Shares of par value $0.001 each; (ii) immediately after such implementation of dual class structure, increased the Company’s authorized share capital to $100,000 divided into 75,000,000 Class A Ordinary Shares of a par value of $0.001 each and 25,000,000 Class B Ordinary Shares of a par value of $0.001 each, by creation of an additional 37,500,000 Class A Ordinary Shares and 12,500,000 Class B Ordinary Shares; and (b) by way of special resolution of shareholders passed as the EGM, (iii) adopted the second amended and restated memorandum and articles of association of the Company in its entirety and in substitution for and to the exclusion of the then existing memorandum and articles of association of the Company with effect from the date of the said increased of authorized share capital took effect to reflect the changes of the authorized share capital and the rights of Class B Ordinary Shares; and (iv) approved, subject to the effectiveness of the said dual class structure, the increase of authorized share capital and the adoption of the second amended and restated memorandum and articles of association, the Company’s repurchase of 7,700,000 Class A Ordinary Shares held by Lanying Capital Limited in consideration of and out of the proceeds of the Company’s new issuance of 7,700,000 Class B Ordinary Shares to Lanying Capital Limited and the Company’s repurchase of 1,500,000 Class A Ordinary Shares held by MT. Yang Holding Ltd in consideration of and out of the proceeds of the Company’s new issuance of 1,500,000 Class B Ordinary Shares to MT. Yang Holding Ltd. Throughout this prospectus, the share and per share information reflects the completion of the implementation of dual class structure and re-classification of the applicable ordinary shares issued and sold prior to the completion date of the implementation of dual class structure, unless otherwise indicated.

Our business is conducted through our wholly-owned subsidiaries in mainland China and we do not operate in Hong Kong, Macau, or Taiwan. Our consolidated financial statements are presented in U.S. dollars. In this prospectus, we refer to assets, obligations, commitments, and liabilities in our consolidated financial statements in U.S. dollars. These dollar references are based on the exchange rate of RMB to U.S. dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of U.S. dollars which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets, including accounts receivable (expressed in dollars).

The expressions “associated company”, “related corporation” and “subsidiary” shall have the respective meanings ascribed to them in the Companies Act (As Revised) of the Cayman Islands (the “Companies Act”), as the case may be. Any discrepancies in tables included herein between the total sum of amounts listed and the totals thereof are due to rounding. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

Certain of our customers and suppliers are referred to in this prospectus by their trade names. Our contracts with these customers and suppliers are typically with an entity or entities in the relevant customer or supplier’s group of companies.

Internet site addresses in this prospectus are included for reference only and the information contained in any website, including our website, is not incorporated by reference into, and does not form part of, this prospectus.

2

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. All statements other than statements of current or historical facts are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

In some cases, you can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “potential,” “intend,” “plan,” “believe,” “likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements about:

●	changes in political, social and economic conditions, the regulatory environment, laws and regulations and interpretation thereof in the jurisdictions where we conduct business or expect to conduct business;

●	the risk that we may be unable to realize our anticipated growth strategies and expected internal growth;

●	changes in the availability and cost of professional staff which we require to operate our business;

●	changes in customers’ preferences and needs;

●	changes in competitive conditions and our ability to compete under such conditions;

●	changes in our future capital needs and the availability of financing and capital to fund such needs;

●	changes in currency exchange rates or interest rates;

●	projections of revenue, profits, earnings, capital structure and other financial items;

●	changes in our plan to enter into certain new business sectors; and

●	other factors beyond our control.

You should read this prospectus and the documents that we refer to in this prospectus with the understanding that our actual future results may be materially different from and worse than what we expect. Other sections of this prospectus include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should read this prospectus and the documents that we refer to in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

This prospectus also contains statistical data and estimates that we obtained from industry publications and reports generated by government or third-party providers of market intelligence. Although we have not independently verified the data, we believe that the publications and reports are reliable.

3

Presentation of Financial and Other Information

Unless otherwise indicated, all financial information contained in this prospectus is prepared and presented in accordance with the accounting principles generally accepted in the United States of America (“U.S. GAAP”).

All references in this prospectus to “U.S. dollars,” “US$,” “$” and “USD” refer to the currency of the United States of America. Unless otherwise indicated, all references to currency amounts in this prospectus are in USD.

We have made rounding adjustments to some of the figures contained in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be exact arithmetic aggregations of the figures that preceded them.

Impact of the COVID-19 Pandemic on Our Operations and Financial Performance

The COVID-19 pandemic significantly impacted our business operations in 2021, 2022, and early 2023. The Chinese government’s implementation of various governmental measures, including lockdowns, closures, quarantines, and travel bans, had adverse effects on our product demand and manufacturing capacity. The sporadic COVID-19 outbreaks in some provinces, coupled with the normalization of the dynamic COVID-Zero policy, continued to affect our business, including aspects such as business travel, marketing, and customer service, throughout 2020 and 2022. Furthermore, the dynamic COVID-Zero policy implemented during the Winter Olympic Games and the outbreak of the epidemic in Shanghai in the first half of 2022 severely impacted our factories’ manufacturing capabilities. It is important to note that the World Health Organization (“WHO”) declared that COVID-19 was no longer a “global health emergency” and China has shifted its approach and abandoned the dynamic COVID-Zero policy. These risks include potential disruptions to logistics, supply chains, production, delivery, as well as the overall development of our business activities.

See “Item 3. Key Information—3.D. Risk Factors—Risks Related to Our Business and Industry—Pandemics and epidemics, natural disasters, terrorist activities, political unrest, and other outbreaks could disrupt our operations, which could materially and adversely affect our business, financial condition, and results of operations” of our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.

4

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before investing in our securities. For a more complete understanding of us and this offering, you should read and carefully consider the entire prospectus, including the more detailed information set forth under “Item 3. Key Information—3.D. Risk Factors” and “Item 5. Operating and Financial Review and Prospects” and our consolidated financial statements and the related notes of our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus. Some of the statements in this prospectus are forward-looking statements. See section titled “Special Note Regarding Forward-Looking Statements.”

Business Overview

We are a fast-growing company specializing in the research, development, manufacturing, and sale of oilfield-specialized production and maintenance equipment. We design and manufacture oilfield-specialized production and maintenance equipment, then collaborate with qualified specialized vehicle manufacturing companies to integrate the equipment onto vehicle chassis, producing specialized oilfield vehicles for sale. Additionally, we sell oilfield-specialized equipment components, related products, and provide automation solutions.

Our products include oilfield vehicles such as oil pumping trucks, oil-well repair trucks, fracking trucks, well flushing-wax removal trucks, and boiler trucks. We also produce specialized equipment and components for oil well repair and maintenance, fracking, oil well cleaning and wax removal, oil pumping, and boilers.

Through our in-house developed automation products, we offer efficient, energy-saving, and environmentally friendly equipment and services for oilfield operations, meeting the cost reduction and efficiency enhancement needs of oilfield service companies.

STAK Inc. 斯塔克工业集团有限公司 is a holding company headquartered in Changzhou, China. The core team members of the Company have been focusing on the research and design of general-purpose automation control modules and the development of industrial software for specialized applications since 2012. In early 2020, the team, led by our CEO, Chuanbo Jiang, shifted its focus to the production of specialized oilfield equipment and integrated solutions, leading to the establishment of YLAN. The team relocated to Changzhou City pursuant to an Investment Promotion and Protection Agreement with the representative of Changzhou Tianning Economic Development Zone, Changzhou local government. YLAN, an operating entity of STAK Inc. 斯塔克工业集团有限公司 in mainland China, specializes in the research, manufacturing, sale, and related services of oilfield-specialized production and maintenance equipment. In April 2022, YLAN incorporated Changzhou Zhongshan Intelligent Equipment Co., Ltd. to engage in the field of specialized trucks through collaboration with specialized vehicle manufacturers. Our initial public offering (“IPO”) plan has received support from the local government, and it was included in the list of prospective listed companies by the People’s Government of Tianning District of Changzhou City on September 26, 2022 (Changzhou Tianning Market Listing Office [2022] No. 3), providing various favorable supporting for the Company. YLAN was also acknowledged as one of 197 key enterprises for future securities exchange listing and included in the “Long Teng Action Plan” by the local government.

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斯塔克工业

STAK-Changzhou Head Office

STAK-Hubei employees'photo

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Our Products and Solutions

We provide specially designed and configured vehicles and equipment for oilfield development and operations. These vehicles and equipment play a crucial role in cost reduction and efficiency improvement during exploration, extraction, transportation, and production processes in oilfields. Our main products currently include oil pumping trucks, oil-well repair trucks, fracking trucks, well flushing-wax removal trucks, boiler trucks, and other maintenance vehicles. We manufacture the equipment for oilfield development and operations and outsource the final vehicle assembly work to manufacturers holding special vehicle production permission.

Corporate Information

Our principal executive office is located at Floor 8, Block 11, The Industry Park of Intelligent Auto Parts. No. 6 Bei Tang He East Rd., Tianning District, Changzhou City, Jiangsu Province, People’s Republic of China, and our phone number is +86 519 88802609. Our registered office in the Cayman Islands is located at the offices of Harneys Fiduciary (Cayman) Limited located at 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands. We maintain a corporate website at http://www.stakindustry.com/. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus. We have appointed Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Corporate History and Structure

We are a holding company incorporated in the Cayman Islands and conduct our operations in mainland China through our PRC Subsidiaries. We began our operations in June 2020 when YLAN was founded in Changzhou, China.

With the growth of our business and in order to facilitate international capital raising, we underwent an offshore reorganization in 2023. In May 2023, STAK Inc. 斯塔克工业集团有限公司 was incorporated in the Cayman Islands as our offshore holding company. Shortly after its incorporation, STAK Inc. 斯塔克工业集团有限公司 incorporated a wholly-owned subsidiary in Hong Kong, namely, STAK Holdings Limited, or STAK HK. In August 2023, STAK HK established STAK (Changzhou) Intelligent Technology Co., Ltd, or WFOE, as a wholly foreign owned entity in the PRC. WFOE acquired 100% equity interest in YLAN in September 2023, and STAK Inc. 斯塔克工业集团有限公司 became the ultimate holding company of our operating subsidiaries, YLAN and Changzhou Zhongshan, a wholly-owned subsidiary of YLAN, which was established in April 2022 in mainland China. YLAN also established two registered branch offices for its operations in Shiyan, Hubei Province and Guiyang, Guizhou Province in September 2024 and January 2025, respectively.

Our Class A Ordinary Shares began trading on the Nasdaq under the symbol “STAK” on February 26, 2025. On February 27, 2025, the Company closed its IPO of 1,250,000 ordinary shares at a public offering price of $4.00 per ordinary share. On March 4, 2025, the underwriters for the IPO partially exercised their over-allotment option to purchase an additional 160,349 ordinary shares at a public offering price of $4.00 per ordinary share. The total gross proceeds received from the IPO, including proceeds from the exercise of the over-allotment option, were $5.6 million.

On February 27, 2025, the Company issued warrants to the Kingswood Capital Partners, LLC, the representative of the underwriters in the IPO, to purchase an aggregate of 70,517 ordinary shares (the “Representative’s Warrants”). Such Representative’s Warrants have an exercise price of $4.80 per share. The Representative’s Warrants may be exercised in cash or on a cashless basis, and are exercisable for five years from February 27, 2025 to 5:00 p.m., Eastern time, February 25, 2030. The Representative’s Warrants are not redeemable by the Company. As of the date of this prospectus,·70,517 ordinary shares were reserved and no shares were exercised.

The Company (a) by way of ordinary resolution of shareholders passed at the EGM of the Company held on June 5, 2025 (the “EGM”) (i) re-designated and re-classified 37,500,000 authorized ordinary shares (including all of the existing issued ordinary shares) as 37,500,000 Class A Ordinary Shares of par value $0.001 each, cancelled 12,500,000 authorized but unissued ordinary shares and created a new share class of 12,500,000 Class B Ordinary Shares of par value $0.001 each; (ii) immediately after such implementation of dual class structure, increased the Company’s authorized share capital to $100,000 divided into 75,000,000 Class A Ordinary Shares of a par value of $0.001 each and 25,000,000 Class B Ordinary Shares of a par value of $0.001 each, by creation of an additional 37,500,000 Class A Ordinary Shares and 12,500,000 Class B Ordinary Shares; and (b) by way of special resolution of shareholders passed as the EGM, (iii) adopted the second amended and restated memorandum and articles of association of the Company in its entirety and in substitution for and to the exclusion of the then existing memorandum and articles of association of the Company with effect from the date of the said increased of authorized share capital took effect to reflect the changes of the authorized share capital and the rights of Class B Ordinary Shares; and (iv) approved, subject to the effectiveness of the said dual class structure, the increase of authorized share capital and the adoption of the second amended and restated memorandum and articles of association, the Company’s repurchase of 7,700,000 Class A Ordinary Shares held by Lanying Capital Limited in consideration of and out of the proceeds of the Company’s new issuance of 7,700,000 Class B Ordinary Shares to Lanying Capital Limited and the Company’s repurchase of 1,500,000 Class A Ordinary Shares held by MT. Yang Holding Ltd in consideration of and out of the proceeds of the Company’s new issuance of 1,500,000 Class B Ordinary Shares to MT. Yang Holding Ltd. As of the date of this prospectus, the Company has an aggregate of 4,010,349 Class A Ordinary Shares with one vote each and 9,200,000 Class B Ordinary Shares with 30 votes each, $0.001 par value per share issued and outstanding.

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The following diagram illustrates our corporate structure as of the date of this prospectus.

Historic Milestones

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Compliance with Foreign Investment Related Regulations

We have been advised by our PRC Counsel, DeHeng Law Offices (Shenzhen), that pursuant to the relevant laws and regulations in PRC, none of our business is stipulated on the Special Administrative Measures for the Access of Foreign Investment (Negative List) (2024 Version) (the “2024 Negative List”), which was promulgated by the Ministry of Commerce of the PRC (“MOFCOM”) and the National Development and Reform Commission of the PRC (“NDRC”) on September 6, 2024 and became effective on November 1, 2024. Therefore, we are able to conduct our business through our wholly-owned PRC Subsidiaries without being subject to restrictions imposed by the foreign investment laws and regulations of the PRC.

Summary Risk Factors

Our prospectus should be considered in light of the risks, uncertainties, expenses, and difficulties frequently encountered by similar companies. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more carefully in the section titled “Risk Factors” in this prospectus and “Item 3. Key Information—3.D. Risk Factors” of our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.

Risks Related to Our Business and Industry (for a more detailed discussion, see “Item 3. Key Information—3.D. Risk Factors—Risks Related to our Business and Industry” of our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus)

●	Our operating history may not be indicative of our future growth or financial results and we may not be able to sustain our historical growth rates.

●	We cannot assure you that we will maintain profitability.

●	We operate in a volatile industry where the demand for oil equipment can fluctuate significantly, often in correlation with oil and natural gas prices, which makes it difficult for investors to evaluate our future prospects, and we cannot assure you that our current or future strategies will be successfully implemented or will generate sustainable profit.

●	We have a limited operating history and experience in specialized oilfield equipment and integrated solutions, which makes it difficult to evaluate our business. We cannot assure you that the market for our products will develop as we expect or that we will be able to maintain the growth rate that we have experienced to date.

●	Failure to maintain and enlarge our customer base or strengthen customer engagement may adversely affect our business and results of operations.

●	Failure to maintain the quality of our products and service could have a material and adverse effect on our reputation, financial condition and results of operations.

●	We depend on our cooperation with our business partners. Our business may be negatively affected if such partners do not continue their relationship with us or if their operations fail.

●	We may experience significant liability claims or complaints from customers, litigation and regulatory investigations and proceedings.

●	We are dependent on our top customers. If we fail to acquire new customers or retain existing customers in a cost-effective manner, our business, financial condition and results of operations may be materially and adversely affected.

●	Our industry is intensely competitive. We may face competition from, and we may be unable to compete successfully against, new entrants and established companies with greater resources.

●	We are dependent upon key executives and highly qualified managers and we cannot assure their retention.

●	Pandemics and epidemics, natural disasters, terrorist activities, political unrest, and other outbreaks could disrupt our operations, which could materially and adversely affect our business, financial condition, and results of operations.

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Risks Related to Doing Business in China (for a more detailed discussion, see “Item 3. Key Information—3.D. Risk Factors——Risks Related to Doing Business in China” of our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus)

●	Uncertainties and quick changes in the PRC legal system could result in a material and negative impact on our business operations, decrease the value of our Ordinary Shares and limit the legal protections available to you and us.

●	If the Chinese government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in mainland China-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

●	We are subject to the filing procedures with the CSRC in connection with subsequent securities offerings. The approval of or clearance by the CAC and other compliance procedures may be required in connection with subsequent offerings and subsequent securities offerings, and, if required, we cannot predict whether we will be able to obtain such approval or clearance.

●	We must remit subsequent offerings proceeds to mainland China before they may be used to benefit our business in mainland China, and we cannot assure that we can finish all necessary governmental registration processes in a timely manner.

●	You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the prospectus based on foreign laws.

●	We may rely on dividends and other distributions on equity paid by our PRC Subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC Subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.

●	The Chinese government may intervene in or influence our operations at any time, which could result in a material change in our operations and significantly and adversely impact the value of our securities.

●	PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using the proceeds of our subsequent offerings to make loans or additional capital contributions to our PRC Subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

●	Our Ordinary Shares may be delisted under the HFCA Act if the PCAOB is unable to inspect our auditors for two consecutive years. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

●	Uncertainties with respect to the PRC legal system could adversely affect us.

●	PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiary to liability or penalties, limit our ability to inject capital into our PRC subsidiary, limit our PRC subsidiary’s ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us.

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●	Failure to make adequate contributions to various employee benefit plans and withhold individual income tax on employees’ salaries as required by PRC regulations may subject us to penalties.

●	We do not hold a special vehicle production permission to produce special vehicles as requested by the Chinese Ministry of Industry and Information Technology. If the government does not allow outsourcing or if our business demand exceeds the outsourcing factory’s capacity in the future, it could severely restrict our growth and adversely affect the value of your investment.

●	We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

●	You may experience difficulties in effecting service of process, enforcing foreign judgments or bringing actions in China against us or our management named in this prospectus based on foreign laws.

Risks Related to This Offering and Our Securities (for a more detailed discussion, see “Risk Factors—Risks Related to This Offering and Our Securities” beginning on page 16 of this prospectus)

●	There is no public market for the Units or the Warrants. See page 16 of “Risk Factors—Risks Related to This Offering and Our Securities” for further details.

●	The Warrants in this offering are speculative in nature. See page 16 of “Risk Factors—Risks Related to This Offering and Our Securities” for further details.

●	Holders of the Warrants will not have rights of holders of our Class A Ordinary Shares until such Warrants are exercised. See page 16 of “Risk Factors—Risks Related to This Offering and Our Securities” for further details.

●	The Issuance of our Class A Ordinary Shares in the public market as a result of this offering is likely to cause the market price of our Class A Ordinary Shares to fall. See page 16 of “Risk Factors—Risks Related to This Offering and Our Securities” for further details.

●	The market price and trading volume for our Class A Ordinary Shares have been and may continue to be volatile. See page 16 of “Risk Factors—Risks Related to This Offering and Our Securities” for further details.

●	If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our Class A Ordinary Shares, the market price for our Class A Ordinary Shares and trading volume could decline. See page 17 of “Risk Factors—Risks Related to This Offering and Our Securities” for further details.

●	You will experience immediate and substantial dilution in the net tangible book value of Class A Ordinary Shares included in the Units and may experience additional dilution of your investment in the future. The existing shareholders will likely experience substantial dilution when the Warrants issued in this offering are exercised. See page 17 of “Risk Factors—Risks Related to This Offering and Our Securities” for further details.

●

Because we do not expect to pay dividends in the foreseeable future after this offering, you must rely on price appreciation of our Class A Ordinary Shares for return on your investment. See page 18 of “Risk Factors—Risks Related to This Offering and Our Securities” for further details.

●	Substantial future sales or perceived potential sales of Class A Ordinary Shares, including as a result of certain provisions contained in the Warrants, in the public market could cause the price of the Class A Ordinary Shares to decline. See page 18 of “Risk Factors—Risks Related to This Offering and Our Securities” for further details.

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●	You must rely on the judgment of our management as to the use of the net proceeds from this offering, and such use may not produce income or increase the price of our Class A Ordinary Shares. See page 19 of “Risk Factors—Risks Related to This Offering and Our Securities” for further details.

●	We may need additional capital and may sell additional Class A Ordinary Shares or other equity securities or incur indebtedness, which could result in additional dilution to our shareholders or increase our debt service obligations. See page 19 of “Risk Factors—Risks Related to This Offering and Our Securities” for further details

●	Certain existing shareholders have substantial influence over our company and their interests may not be aligned with the interests of our other shareholders. See page 19 of “Risk Factors—Risks Related to This Offering and Our Securities” for further details.

●	We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements. See page 19 of “Risk Factors—Risks Related to This Offering and Our Securities” for further details.

●	We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies. See page 20 of “Risk Factors—Risks Related to This Offering and Our Securities” for further details.

●	We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses. See page 20 of “Risk Factors—Risks Related to This Offering and Our Securities” for further details.

●	We have incurred and will continue to incur increased costs as a result of being a public company. See page 21 of “Risk Factors—Risks Related to This Offering and Our Securities” for further details.

Risks Related to Our Capital Structure (for a more detailed discussion, see “Risk Factors—Risks Related to Our Capital Structure” beginning on page 22 of this prospectus)

●	Our dual class share structure with different voting rights may adversely affect the value and liquidity of the Class A Ordinary Shares. See page 22 of “Risk Factors—Risks Related to Our Capital Structure” for further details.

●	Our dual class share structure with different voting rights, as well as the concentration of our share ownership among executive officers, directors and principal shareholders, will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial. See page 22 of “Risk Factors—Risks Related to Our Capital Structure” for further details.

●	Future issuances of Class B Ordinary Shares may be dilutive to holders of Class A Ordinary Shares. See page 22 of “Risk Factors—Risks Related to Our Capital Structure” for further details.

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CSRC Approval Required for This Offering

Recent statements by the Chinese government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in mainland China-based issuers. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over mainland China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

Furthermore, on December 28, 2021, the CAC, the NDRC, and several other administrations jointly issued the Revised Review Measures, which became effective and replaced the existing Measures for Cybersecurity Review on February 15, 2022. According to the Revised Review Measures, if an “online platform operator” that is in possession of personal data of more than one million users intends to list in a foreign country, it must apply for a cybersecurity review. Moreover, the State Council released the Regulations on Network Data Security Management in September 2024, effective on January 1, 2025, which among other things, stipulates that an important data processor must conduct risk assessment of their network data handling activities on an annual basis and submit risk assessment reports to the competent authorities at or above the provincial level, which shall in turn promptly notify the cyberspace administration and the public security organ at the same level. On July 7, 2022, the CAC released the Measures for the Security Assessment of Cross-Border Data, which became effective on September 1, 2022. We do not collect or store any personal data (including certain personal information) from our individual end-users. As of the date of this prospectus, we have not collected or stored personal information from our individual end-users. As a result, the likelihood of us being subject to the review of the CAC is remote. Given the recent issuance of the Measures for the Security Assessment of Cross-Border Data, there is a general lack of guidance and substantial uncertainties exist with respect to their interpretation and implementation.

On February 17, 2023, the CSRC issued the Trial Measures for the Administration of Overseas Issuance and Listing of Securities by Domestic Enterprises and five supporting guidelines, which became effective on March 31, 2023 (the “Overseas Listing Regulations”). The Overseas Listing Regulations require that a PRC domestic enterprise seeking to issue and list its shares overseas shall complete the filing procedures with the CSRC, failing which we may be liable to a fine of between RMB 1 million and RMB 10 million. Where an enterprise, whose principal business activities are conducted in mainland China, seeks to issue and list its shares in the name of an overseas entity, such practice is deemed as an indirect overseas issuance and listing in the meaning of the Overseas Listing Regulations. Among other things, if an overseas listed issuer intends to implement any offering in an overseas market, it should, through its major operating entity incorporated in the PRC, submit filing materials to the CSRC within three working days after the completion of the offering. The required filing materials shall include but not be limited to: (1) filing report and relevant commitments; and (2) domestic legal opinions. We have completed the filing procedures with the CSRC for our initial public offering on August 9, 2024. According to the Overseas Listing Regulations, we are subject to the filing procedures and need to complete the filing procedures with CSRC within three working days after the completion of this offering. Further, we are required to complete the filing procedure with the CSRC under the Trial Measures for any future offerings or any other capital raising activities, and we cannot assure you that we will be able to complete such filings in a timely manner, or at all. The Overseas Listing Regulations may subject us to additional compliance requirements in the future, and we cannot assure you that we will be able to get the clearance of filing procedures under the Overseas Listing Regulations on a timely basis, or at all. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our securities, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our Class A Ordinary Shares to significantly decline in value or become worthless.

As further advised by our PRC counsel, as of the date of this prospectus, except for the requirement to make a post-offering filing with the CSRC, no effective laws or regulations in the PRC explicitly require us to seek approval from any other PRC governmental authorities for this offering, nor has our Company or any of our subsidiaries received any inquiry, notice, warning or sanctions regarding our planned overseas securities offerings from the CSRC or any other PRC governmental authorities. We cannot assure you that we will remain fully compliant with all new regulatory requirements of these opinions or any future implementation rules on a timely basis, or at all. If we are subject to additional requirements that we obtain the approval or clearance from either the CSRC, the CAC or any other regulators in China for this offering but fail to obtain such approval or clearance, we will not be able to pursue this offering any further. See “Item 3. Key Information—3.D. Risk Factors—Risks Related to Doing Business in China—We are subject to the filing procedures with the CSRC in connection with subsequent securities offerings. The approval of or clearance by the CAC and other compliance procedures may be required in connection with subsequent securities offerings, and, if required, we cannot predict whether we will be able to obtain such approval or clearance” of our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.

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Impact of the COVID-19 Pandemic on Our Operations and Financial Performance

The COVID-19 pandemic significantly impacted our business operations in 2021, 2022, and early 2023. The Chinese government’s implementation of various governmental measures, including lockdowns, closures, quarantines, and travel bans, had adverse effects on our product demand and manufacturing capacity. The COVID-19 sporadic outbreaks in some provinces, coupled with the normalization of the dynamic COVID-Zero policy, continued to affect our business, including aspects such as business travel, marketing, and customer service, throughout 2020 and 2022. Furthermore, the dynamic COVID-Zero policy implemented during the Winter Olympic Games and the outbreak of the epidemic in Shanghai in the first half of 2022 severely impacted our factories’ manufacturing capabilities. It is important to note that the WHO declared that COVID-19 was no longer a “global health emergency” and mainland China has shifted its approach and abandoned the dynamic COVID-Zero policy. These risks include potential disruptions to logistics, supply chains, production, delivery, as well as the overall development of our business activities.

See “Item 3. Key Information—3.D. Risk Factors—Risks Related to Our Business and Industry—Pandemics and epidemics, natural disasters, terrorist activities, political unrest, and other outbreaks could disrupt our operations, which could materially and adversely affect our business, financial condition, and results of operations” of our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency,” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	are not required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of the IPO.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”) occurred, if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our Class A Ordinary Shares held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

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Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation Fair Disclosure aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

The Nasdaq listing rules provide that a foreign private issuer may follow the practices of its home country, which for us is the Cayman Islands, rather than the Nasdaq rules as to certain corporate governance requirements, including the requirement that the issuer have a majority of independent directors, the audit committee, compensation committee, and nomination committee requirements, the requirement to disclose third-party director and nominee compensation, and the requirement to distribute annual and interim reports. A foreign private issuer that follows a home country practice in lieu of one or more of the listing rules is required to disclose in its annual reports filed with the SEC each requirement that it does not follow and describe the home country practice followed by the issuer in lieu of such requirements. Although we do not currently intend to take advantage of these exceptions to the Nasdaq corporate governance rules, we may in the future take advantage of one or more of these exemptions. See “Risk Factors—Risks Related to This Offering and Our Securities—We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.”

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RISK FACTORS

Investing in our Class A Ordinary Shares involves a high degree of risks. You should carefully consider the risks described under “Item 3.—3.D. Risk Factors” in our Annual Report on Form 20-F for the year ended June 30, 2025, as filed with the SEC on November 5, 2025, and all other information contained in, or incorporated by reference in, this prospectus, as updated by those subsequent filings with the SEC under the Exchange Act, before making an investment decision. The risks and uncertainties described below and incorporated by reference are not the only ones we face. Additional risks and uncertainties not presently known to us may also adversely affect our business. Our business, financial condition and/or results of operations could be materially and adversely affected if any of these risks occur, and as a result the trading price of our Class A Ordinary Shares could decline and you could lose all or part of your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.” Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors.

Risks Related to This Offering and Our Securities

There is no public market for the Units or the Warrants.

There is no established public trading market for the Units or the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the Units or the Warrants on any national securities exchange or other nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the Units and the Warrants will be limited.

The Warrants in this offering are speculative in nature.

Following this offering, the market value of the Warrants, if any, is uncertain and there can be no assurance that the market value of the Warrants will equal or exceed their imputed offering price. The Warrants will be not listed or quoted for trading on any market or exchange. In addition, each Warrant will expire three year from its date of issuance.

Holders of the Warrants will not have rights of holders of our Class A Ordinary Shares until such Warrants are exercised.

Until holders of the Warrants acquire Class A Ordinary Shares upon exercise of the Warrants, holders of the Warrants will have no rights with respect to the Class A Ordinary Shares underlying such Warrants.

The Issuance of our Class A Ordinary Shares in the public market as a result of this offering is likely to cause the market price of our Class A Ordinary Shares to fall.

We are registering a maximum of 15,000,000 Class A Ordinary Shares (including the Class A Ordinary Shares underlying the Warrants) offered under this prospectus. Sales of substantial amounts of our Class A Ordinary Shares in the public market, or the perception that such sales might occur, is likely to adversely affect the market price of our Class A Ordinary Shares. The issuance of new Class A Ordinary Shares is likely to result in resales of our Class A Ordinary Shares by our current shareholders concerned about the potential ownership dilution of their holdings. Any such issuance is likely to result in substantial dilution to our existing shareholders and will likely cause our share price to decline.

The market price and trading volume for our Class A Ordinary Shares have been and may continue to be volatile.

The trading price of our Class A Ordinary Shares has been and may continue to be volatile and could fluctuate widely due to factors beyond our control. Recently, there have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with a number of recent initial public offerings, especially among companies with relatively smaller public floats. As a relatively small-capitalized company with relatively small public float after this offering, we may experience greater stock price volatility, lower trading volume and less liquidity than large-capitalized companies. In particular, our Class A Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices due to factors beyond our control. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares. This may happen because of broad market and industry factors, like the performance and fluctuation in the market prices or the underperformance or deteriorating financial results of internet or other companies based in mainland China that have listed their securities in the United States in recent years. The securities of some of these companies have experienced significant volatility since their initial public offerings, including, in some cases, substantial price declines in their trading prices. The trading performances of other Chinese companies’ securities after their offerings, including internet and e-commerce companies, may affect the attitudes of investors toward Chinese companies listed in the United States, which consequently may impact the trading performance of the Class A Ordinary Shares, regardless of our actual operating performance. In addition, any negative news or perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure or other matters of other Chinese companies may also negatively affect the attitudes of investors towards Chinese companies in general, including us, regardless of whether we have conducted any inappropriate activities. In addition, securities markets may from time to time experience significant price and volume fluctuations that are not related to our operating performance.

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In addition to the above factors, the price and trading volume of our Class A Ordinary Shares may be highly volatile due to multiple factors, including the following:

●	regulatory developments affecting us, our consumers or our industry;

●	conditions in the global demand for oil which may directly affect on our business;

●	announcements of studies and reports relating to the quality of our product and service offerings or those of our competitors;

●	changes in the economic performance or market valuations of other oilfield automation machinery services businesses;

●	actual or anticipated fluctuations in our quarterly results of operations and changes or revisions of our expected results;

●	changes in financial estimates by securities research analysts;

●	announcements by us or our competitors of new product and service offerings, acquisitions, strategic relationships, joint ventures or capital commitments;

●	additions to or departures of our senior management;

●	detrimental negative publicity about us, our management or our industry;

●	fluctuations of exchange rates between the Renminbi and the U.S. dollar;

●	release or expiry of lock-up or other transfer restrictions on our outstanding Class A Ordinary Shares; and

●	sales or perceived potential sales of additional Class A Ordinary Shares.

The trading market for our Class A Ordinary Shares will depend in part on the research and reports that securities or industry analysts publish about us or our business. If research analysts do not establish and maintain adequate research coverage or if one or more of the analysts who cover us downgrade the Class A Ordinary Shares or publish inaccurate or unfavorable research about our business, the market price for our Class A Ordinary Shares would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for our Class A Ordinary Shares to decline.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our Class A Ordinary Shares, the market price for our Class A Ordinary Shares and trading volume could decline.

The trading market for our Class A Ordinary Shares will be influenced by research or reports that industry or securities analysts publish about our business. If industry or securities analysts decide to cover us and in the future downgrade our Class A Ordinary Shares, the market price for our Class A Ordinary Shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our Class A Ordinary Shares to decline.

You will experience immediate and substantial dilution in the net tangible book value of Ordinary Shares included in the Units and may experience additional dilution of your investment in the future. The existing shareholders will likely experience substantial dilution when the Warrants issued in this offering are exercised.

The offering price of per share included in the Units is higher than the net tangible book value per share outstanding prior to this offering. Consequently, when you purchase Units in the offering at an offering price of $0.38 per Unit upon completion of the offering, you will incur immediate increase of $0.25 per share, with respect to the net tangible book value of the Ordinary Shares as of June 30, 2025. See “Dilution.” In addition, you will likely experience further dilution upon the exercise of the Warrants issued in connection with this offering.

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Because we do not expect to pay dividends in the foreseeable future after this offering, you must rely on price appreciation of our Class A Ordinary Shares for return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our Class A Ordinary Shares as a source for any future dividend income.

Our board of directors has complete discretion as to whether to distribute dividends, subject to certain restrictions under Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Class A Ordinary Shares will likely depend entirely upon any future price appreciation of our Class A Ordinary Shares. There is no guarantee that our Class A Ordinary Shares will appreciate in value after this offering or even maintain the price at which you purchased the Class A Ordinary Shares. You may not realize a return on your investment in our Class A Ordinary Shares and you may even lose your entire investment in our Class A Ordinary Shares.

Substantial future sales or perceived potential sales of Class A Ordinary Shares, including as a result of certain provisions contained in the Warrants, in the public market could cause the price of the Class A Ordinary Shares to decline.

Sales of Class A Ordinary Shares in the public market after this offering, or the perception that these sales could occur, could cause the market price of our Class A Ordinary Shares to decline. Immediately after the completion of this offering, we will have 10,010,349 Class A Ordinary Shares outstanding, assuming that all Units are sold and none of the Warrants included in the Units is exercised. All Class A Ordinary Shares sold in this offering will be freely transferable without restriction or additional registration under the Securities Act.

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The Warrants will have a three-year term, will be exercisable upon the second anniversary after issuance, which may be adjusted by the Company pursuant to the terms of the Warrants and in accordance with applicable laws, and have an initial exercise price of $0.46 per share, equal to 120% of the Offering Price, pursuant to which a maximum of 9,000,000 Class A Ordinary Shares underlying the Warrants may be issued following the completion of this offering. Such substantial issuance of Class A Ordinary Shares could cause the price of our Class A Ordinary Shares to decline. Moreover, the perceived risk of this potential dilution could cause shareholders to attempt to sell their shares and investors to short our Class A Ordinary Shares. These sales also may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

You must rely on the judgment of our management as to the use of the net proceeds from this offering, and such use may not produce income or increase the price of our Class A Ordinary Shares.

As of June 30, 2025, our cash and cash equivalent were $1.0 million. Immediately following the completion of this offering, we expect to receive net offering proceeds of approximately $2.2 million after deducting the estimated offering expenses payable by us. We intend to use these funds as set forth under “Use of Proceeds.” However, our management will have considerable discretion in the application of the net proceeds received by us. You will not have the opportunity, as part of your investment decision, to assess whether proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our efforts to achieve or maintain profitability or increase the price of our Class A Ordinary Shares. The net proceeds from this offering may be placed in investments that do not produce income or that lose value.

We may need additional capital and may sell additional Class A Ordinary Shares or other equity securities or incur indebtedness, which could result in additional dilution to our shareholders or increase our debt service obligations.

We may require additional cash resources due to changed business conditions or other future developments, including any investments or acquisitions we may decide to pursue. If our cash resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities or equity-linked debt securities could result in additional dilution to our shareholders. The incurrence of indebtedness would result in debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or terms acceptable to us, if at all.

Certain existing shareholders have substantial influence over our company and their interests may not be aligned with the interests of our other shareholders.

Upon the completion of this offering, our directors and officers will collectively own an aggregate of 96.5% of the total voting power, assuming that all Units are sold and none of the Warrants included in the Units is exercised. As a result, they have substantial influence over our business, including significant corporate actions such as mergers, consolidations, election of directors and other significant corporate actions.

They may take actions that are not in the best interest of us or our other shareholders. This concentration of ownership may discourage, delay or prevent a change in control of our company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our company and may reduce the price of the Class A Ordinary Shares. These actions may be taken even if they are opposed by our other shareholders, including those who purchase the Units in this offering. In addition, the significant concentration of share ownership may adversely affect the trading price of our Class A Ordinary Shares due to investors’ perception that conflicts of interest may exist or arise. For more information regarding our principal shareholders and their affiliated entities, see “Principal Shareholders.”

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 so long as we are an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

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In addition, under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to avail ourselves of an exemption that allows us to delay adopting new or revised accounting standards until such time as those standards apply to private companies. As a result, we will not be subject to the same new or revised accounting standards as other public companies that comply with the public company effective dates. We have also elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result of these elections, the information that we provide to our shareholders may be different than you might receive from other public reporting companies.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a semi-annual basis as press releases, distributed pursuant to the rules and regulations of the Nasdaq Capital Market. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq Capital Market corporate governance requirements; these practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq Capital Market corporate governance requirements. Currently, we do not have any immediate plans to rely on home country practice with respect to our corporate governance.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

As discussed above, we are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. We would lose our foreign private issuer status if, for example, more than 50% of our Class A Ordinary Shares are directly or indirectly held by residents of the U.S. and we fail to meet additional requirements necessary to maintain our foreign private issuer status. In the future, if we lose our foreign private issuer status as of the last date of our second fiscal quarter, we would be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms beginning on the following January 1, which are more detailed and extensive than the forms available to a foreign private issuer. We would also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders would become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we would lose our ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq Capital Market listing rules. As a U.S. listed public company that is not a foreign private issuer, we would incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer, and accounting, reporting and other expenses in order to maintain a listing on a U.S. securities exchange.

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We have incurred and will continue to incur increased costs as a result of being a public company.

We are a public company and have incurred significant legal, accounting and other expenses. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and the Nasdaq Capital Market, impose various requirements on the corporate governance practices of public companies. As a company with less than $1.235 billion in net revenues for our last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting.

These rules and regulations may increase our legal and financial compliance costs and to make some corporate activities more time-consuming and costly. We have incurred and will continue to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the other rules and regulations of the SEC. For example, as a result of becoming a public company, we need to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We also expect that operating as a public company will make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

In the past, shareholders of a public company often brought securities class action suits against the company following periods of instability in the market price of that company’s securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations, which could harm our results of operations and require us to incur significant expenses to defend the suit. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

There can be no assurance that we will not be a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year, which could subject United States investors in the Class A Ordinary Shares to significant adverse United States income tax consequences.

In general, we will be treated as a passive foreign investment company (“PFIC”) for any taxable year in which either (1) at least 75% of our gross income (looking through certain 25% or more-owned subsidiaries) is passive income or (2) at least 50% of the average value of our assets (looking through certain 25% or more-owned subsidiaries) is attributable to assets that produce, or are held for the production of, passive income. Passive income generally includes, without limitation, dividends, interest, rents, royalties, and gains from the disposition of passive assets. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the section of this prospectus captioned “Certain United States Federal Income Tax Considerations”) of our securities, the U.S. Holder may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements. The determination of whether we are a PFIC is a fact-intensive determination made on an annual basis applying principles and methodologies that in some circumstances are unclear and subject to varying interpretation. Our actual PFIC status for any taxable year will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. We urge U.S. Holders to consult their own tax advisors regarding the possible application of the PFIC rules in light of their individual circumstances.

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Risks Related to Our Capital Structure

Our dual class share structure with different voting rights may adversely affect the value and liquidity of the Class A Ordinary Shares.

We cannot predict whether our dual class share structure with different voting rights will result in a lower or more volatile market price of our Class A Ordinary Shares, in adverse publicity, or other adverse consequences. Certain index providers have announced restrictions on including companies with multiple class share structures in certain of their indices. Because of our dual class structure, we will likely be excluded from these indices and other stock indices that take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indices, exclusion from certain stock indices would likely preclude investment by many of these funds and could make our Class A Ordinary Shares less attractive to investors. In addition, several shareholder advisory firms have announced their opposition to the use of a multiple class structure and our dual class structure may cause shareholder advisory firms to publish negative commentary about our corporate governance, in which case, the market price and liquidity of the Class A Ordinary Shares could be adversely affected.

Our dual class share structure with different voting rights, as well as the concentration of our share ownership among executive officers, directors and principal shareholders, will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial.

We have adopted a dual class share structure such that our Ordinary Shares consist of Class A Ordinary Shares and Class B Ordinary Shares. In respect of matters requiring the votes of shareholders, each Class A Ordinary Share is entitled to one (1) vote and each Class B Ordinary Share is entitled to thirty (30) votes. Each Class B Ordinary Share is convertible into one Class A Ordinary share at any time by the holder thereof. Our Class A Ordinary Shares are not convertible into our Class B Ordinary Shares under any circumstances. Only our Class A Ordinary Shares are listed on Nasdaq. For more information, see “Description of Share Capital and Governing Documents.”

Upon the completion of this offering, Mr. Chuanbo Jiang, our CEO and Chairman of the board, and Ms. Huyun Gao, our COO, will collectively beneficially own all of our issued and outstanding Class B Ordinary Shares, which will constitute approximately 96.5% of the total voting power, assuming that all Units are sold and none of the Warrants included in the Units are exercised. See “Principal Shareholders.” As a result of this dual class share structure and the concentration of control, upon the completion of this offering, Mr. Chuanbo Jiang and Ms. Huyun Gao will have significant influence over our business, including decisions regarding mergers, consolidations, liquidations and the sale of all or substantially all of our assets, election of directors and other significant corporate actions. In addition, our executive officers, directors, and principal shareholders and their affiliated entities together beneficially own approximately 96.5% of the total voting power upon the completion of this offering, assuming that all Units are sold and none of the Warrants included in the Units is exercised. These shareholders may take actions that are not in the best interest of us or our other shareholders. This concentration of control may discourage, delay or prevent a change in control of our company, which could have the effect of depriving our other shareholders of the opportunity to receive a premium for their shares as part of a sale of our company and may reduce the price of our Class A Ordinary Shares. This voting structure will also limit your ability to influence corporate matters and could discourage investors from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial

Future issuances of Class B Ordinary Shares may be dilutive to holders of Class A Ordinary Shares.

We may issue additional Class B Ordinary Shares in the future in connection with future financings, strategic transactions, equity incentive plans, or otherwise. Any such issuance could result in dilution to existing holders of our Class A Ordinary Shares.

In addition, since Class B Ordinary Shares carry greater voting rights than Class A Ordinary Shares, any future issuances of Class B Ordinary Shares could have the effect of further concentrating voting power in certain shareholders. This may reduce the influence of Class A Ordinary Shareholders over matters requiring shareholder approval.

There can be no assurance as to when or if we will issue additional Class B Ordinary Shares, or the terms of any such issuance. However, any such future issuances could materially and adversely affect the market price of our Class A Ordinary Shares and dilute the interests of existing Class A Ordinary Shareholders.

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THE OFFERING

Units offered by us	6,000,000 Units, with each Unit consisting of one Class A Ordinary Share and one and one-half Warrants. The Units will not be certificated, and each of the Class A Ordinary Shares and the Warrants are immediately separable and will be issued separately in this offering.

Offering price	$0.38 per Unit, equal to the arithmetic average of the closing prices of our Class A Ordinary Shares, as reported on the Nasdaq, for the ten consecutive trading days immediately preceding January 2, 2026, the effectiveness date of our registration statement on Form F-1.

Class A Ordinary Shares included in the Units offered by us (assuming that none of the Warrants included in the Units is exercised)	6,000,000 Class A Ordinary Shares.

Warrants included in the Units offered by us

The Warrants will have a three-year term, will be exercisable upon the second anniversary after issuance, which may be adjusted by the Company pursuant to the terms of the Warrants and in accordance with applicable laws, and have an initial exercise price of $0.46 per share, equal to 120% of the Offering Price. Holders of the Warrants may be issued a maximum of 9,000,000 Class A Ordinary Shares upon the exercise of the Warrants.

For more information regarding the Warrants, you should carefully read the section titled “Description of Share Capital and Governing Documents—Warrants” in this prospectus, and the form of the Warrants, which are filed as an exhibit to the registration statement of which this prospectus is a part.

Ordinary Shares outstanding prior to completion of this offering	4,010,349 Class A Ordinary Shares and 9,200,000 Class B Ordinary Shares.

Ordinary Shares outstanding immediately after this offering	10,010,349 Class A Ordinary Shares, assuming that all Units are sold and none of the Warrants included in the Units is exercised, and 9,200,000 Class B Ordinary Shares.

Listing	Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “STAK.” There is no established public trading market for the Units or the Warrants, and we do not expect a market to develop. We do not intend to apply for listing of the Units or the Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of such securities will be limited.

Ticker symbol	STAK

Transfer Agent	VStock Transfer, LLC

Use of proceeds	We estimate that we will receive net proceeds from this offering of approximately $2.2 million, based on an offering price of $0.38 per Unit and assuming that all Units are sold and none of the Warrants included in the Units is exercised, after deducting estimated offering expenses payable by us.

Payment and settlement	We expect that the delivery of the securities for the closing against payment therefor will occur on or about January 8, 2026.

Risk factors	The securities offered hereby involve a high degree of risk. You should read “Risk Factors” beginning on page 16 for a discussion of factors to consider before deciding to invest in our securities.

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USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $2.2 million, based on an offering price of $0.38 per Unit, assuming that all Units are sold and none of the Warrants included in the Units is exercised, after deducting estimated offering expenses payable by us.

We will only receive additional proceeds from the exercise of the Warrants issuable in connection with this offering.

We plan to use the net proceeds of this offering in the following order of priority:

●	Approximately 40% for research and development; and

●	Approximately 60% for working capital and other general corporate purposes.

To the extent that our actual net proceeds are not sufficient to fund all of the proposed purposes, we will decrease our allocation of the net proceeds for the purposes set out above on a pro rata basis. We would anticipate raising additional capital through equity or debt financing sufficient to fund our proposed uses above.

The amounts and timing of any expenditures will vary depending on the amount of cash generated by our operations, and the rate of growth, if any, of our business, and our plans and business conditions. The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management will have significant flexibility in applying and discretion to apply the net proceeds of the Offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus.

Pending deployment of the net proceeds for the uses described above, the funds may be placed in short-term deposits with financial institutions or used to invest in short-term money market instruments.

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DIVIDEND POLICY

We have no formal dividend policy. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business and to repay indebtedness and, therefore, we do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has complete discretion in deciding whether to distribute dividends, subject to certain restrictions under Cayman Islands law, namely that our company may only pay dividends out of profits or share premium, and provided always that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Even if our board of directors decides to pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors.

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CAPITALIZATION

The following tables set forth our capitalization as of June 30, 2025:

●	on an actual basis; and

●	on a pro forma basis to reflect (i) the issuance and sale of 6,000,000 Units offered hereby, based on an assumed public offering price of $0.38 per Unit, the arithmetic average closing price of Class A Ordinary Shares, as reported on the Nasdaq Capital Market, for the ten consecutive trading days immediately preceding January 2, 2026, assuming that all Units are sold and none of the Warrants included in the Units is exercised, (ii) the application of the net proceeds after deducting estimated offering expenses payable by us.

You should read the tables together with our consolidated financial statements and the related notes included elsewhere in this prospectus and the information under “Item 5. Operating and Financial Review and Prospects” of our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.

	As of June 30, 2025
	Actual	Pro Forma
	(in US$)
Cash:	1,022,625	3,182,893
Debt:
Short-term borrowings	5,636,831	5,636,831
Long-term borrowing	418,784	418,784
Equity:
Class A Ordinary Shares, 4,010,349 Class A Ordinary Shares outstanding on an actual basis and 10,010,349 Class A Ordinary Shares outstanding on a pro forma basis	4,010	10,010
Class B ordinary shares, 9,200,000 Class B Ordinary Shares outstanding on an actual basis and 9,200,000 Class B Ordinary Shares outstanding on a pro forma basis	9,200	9,200
Additional paid-in capital	12,157,104	14,311,372
Statutory reserves	672,402	672,402
Retained earnings	324,893	324,893
Accumulated comprehensive loss	(267,863)	(267,863)
Total equity	12,899,746	15,060,014

Total capitalization	18,955,361	21,115,629

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DILUTION

If you invest in our securities, assuming no value is attributed to any of the Warrants included in the Units offered hereby, your interest will be diluted to the extent of the difference between the public offering price per share and our net tangible book value per share after this offering. Dilution results from the fact that the public offering price per share is substantially in excess of the book value per share attributable to the existing shareholders for our presently outstanding Ordinary Shares.

Net tangible book value represents the amount of our total assets, excluding intangible assets, right-of-use assets and deferred tax assets, less our total liabilities. Our net tangible book value as of June 30, 2025 was $9,901,678, or $0.75 per share. Dilution is determined by subtracting the net tangible book value per share (as adjusted for the offering) from the public offering price per share and after deducting estimated offering expenses payable by us.

After giving effect to the issuance and sale of 6,000,000 Units offered hereby at an assumed public offering price of $0.38 per Unit, the arithmetic average closing price of Class A Ordinary Shares, as reported on the Nasdaq Capital Market, for the ten consecutive trading days immediately preceding January 2, 2026, and after deducting estimated offering expenses payable by us and assuming that all Units are sold and none of the Warrants included in the Units is exercised, our pro forma net tangible book value as of June 30, 2025 would have been $0.63 per share. This represents an immediate decrease in net tangible book value of $0.12 to existing shareholders and an immediate increase in net tangible book value of $0.25 per share to investors purchasing Units in this offering. The dilution information discussed above is illustrative only and may change based on the actual public offering price and other terms of this offering. The following table illustrates such dilution:

Per share
Public offering price per Unit	$0.38
Net tangible book value per share as of June 30, 2025	$0.75
Pro forma net tangible book value per share after giving effect to this offering	$0.63
Amount of accretion in net tangible book value per share to investors in this offering	$0.25

A $0.10 increase in the public offering price of $0.38 per Unit would increase our pro forma net tangible book value as of June 30, 2025 after this offering, given the same assumptions described above, by $600,000, or $0.03 per share, and would increase dilution to new investors by approximately $0.07 per share, assuming that the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting estimated offering expenses payable by us.

We may also increase or decrease the number of Units we are offering. An increase of 100,000 in the number of Units would not affect the net tangible book value per share and per share for dilution to investors in this offering, given the same assumptions described above.

The pro forma information as discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual public offering price of our Units and other terms of this offering determined at the pricing.

The following table summarizes, on a pro forma basis as of June 30, 2025, the total number of shares purchased from us, the total cash consideration paid to us, and the average price per share paid by existing shareholders and by investors in this offering. The table below reflects an assumed public offering price of $0.38 per Unit and excludes estimated offering expenses payable by us.

	Ordinary Shares Purchased		Total Consideration		Average Price Per Share
	Number	%	US$	%	US$
Existing shareholders	13,210,349	68.8	12,170,314	84.9	0.92
Investors in this offering	6,000,000	31.2	2,160,268	15.1	0.36
Total	19,210,349	100.0	14,330,582	100.0	0.75

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PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our Ordinary Shares as of the date of this prospectus by our officers, directors, and 5% or greater beneficial owners of our Ordinary Shares. There is no other person or group of affiliated persons known by us to beneficially own more than 5% of our Ordinary Shares. The following table assumes that none of our officers, directors or 5% or greater beneficial owners of our Ordinary Shares will purchase shares in this offering. Holders of our Class A Ordinary Shares and Class B Ordinary Shares are entitled to one (1) vote per share and thirty (30) votes per share, respectively, and vote on all matters submitted to a vote of our shareholders, except as may otherwise be required by law.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him, subject to applicable community property laws.

	Prior to This Offering (2)					After This Offering (3)
	Class A Ordinary Shares Beneficially Owned		Class B Ordinary Shares Beneficially Owned		Voting Power	Class A Ordinary Shares Beneficially Owned		Class B Ordinary Shares Beneficially Owned		Voting Power
Name of Beneficial Owners(1)	Number	%	Number	%	%	Number	%	Number	%	%
Directors and Executive Officers:
Chuanbo Jiang(4)	-	-	7,700,000	83.7	82.5	-	-	7,700,000	83.7	80.8
Diana Li	-	-	-	-	-	-	-	-	-	-
Huyun Gao(5)	-	-	1,500,000	16.3	16.1	-	-	1,500,000	16.3	15.7
Ke Dennis Xu	-	-	-	-	-	-	-	-	-	-
Zhaohui Randall Xu	-	-	-	-	-	-	-	-	-	-
Yiqin Hu	-	-	-	-	-	-	-	-	-	-
Johannes AG Beekmans	-	-	-	-	-	-	-	-	-	-
All directors and executive officers as a group 5% shareholders:	-	-	9,200,000	100.0	98.6	-	-	9,200,000	100.0	96.5
Lanying Capital Ltd(4)	-	-	7,700,000	83.7	82.5	-	-	7,700,000	83.7	80.8
MT. Yang Holding Ltd(5)	-	-	1,500,000	16.3	16.1	-	-	1,500,000	16.3	15.7
Total	-	-	9,200,000	100.0	98.6	-	-	9,200,000	100.0	96.5

*	Less than 1%.

(1)	Unless otherwise noted, the business address of each of the following entities or individuals is Building 11, 8th Floor, No. 6 Beitanghe East Road, Tianning District, Changzhou, Jiangsu, People’s Republic of China, 213000.

(2)	Applicable percentage of ownership is based on 4,010,349 Class A Ordinary Shares and 9,200,000 Class B Ordinary Shares outstanding immediately before the offering as of the date of this prospectus.

(3)	Applicable percentage of ownership is based on 10,010,349 Class A Ordinary Shares and 9,200,000 Class B Ordinary Shares outstanding immediately after the offering, assuming that all Units are sold and none of the Warrants included in the Units is exercised.

(4)	Chuanbo Jiang, our CEO and Chairman of the board, beneficially holds 7,700,000 Class B Ordinary Shares, or 83.7% of the outstanding Class B Ordinary Shares through his 100% shareholding of Lanying Capital Ltd. Following the EGM held in June 2025, the Company repurchased 7,700,000 Class A Ordinary Shares from Lanying Capital Limited and issued a corresponding number of Class B Ordinary Shares to such shareholder.

(5)	Huyun Gao, our COO, beneficially holds 1,500,000 Class B Ordinary Shares, or 16.3% of the outstanding Class B Ordinary Shares of the Company through her 100% shareholding of MT. Yang Holding Ltd. Following the EGM held in June 2025, the Company repurchased 1,500,000 Class A Ordinary Shares from MT. Yang Holding Ltd and issued a corresponding number of Class B Ordinary Shares to such shareholder.

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RELATED PARTY TRANSACTIONS

Employment Agreements and Director Agreements

See “Item 6. Directors, Senior Management and Employees—6.B. Compensation—Employment Agreements and Director Agreements” of our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.

Share Incentive Plan

See “Item 7. Directors, Senior Management and Employees—6.B. Compensation—Share Incentive Plan” of our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.

Other Related Party Transactions

See “Item 6. Major Shareholders and Related Party Transactions—7.B. Related Party Transactions—Other Related Party Transactions” of our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.

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DESCRIPTION OF SHARE CAPITAL AND GOVERNING DOCUMENTS

We are an exempted company incorporated under the laws of the Cayman Islands with limited liability and our affairs are governed by our memorandum and articles of association as revised and amended from time to time, the Companies Act, and the common law by the Cayman Islands.

Our authorized share capital is $100,000 divided into (a) 75,000,000 Class A Ordinary Shares of a par value of $0.001 each and (b) 25,000,000 Class B Ordinary Shares of a par value of $0.001 each.

As of the date of this prospectus, we have an aggregate of 4,010,349 Class A Ordinary Shares and 9,200,000 Class B Ordinary Shares issued and outstanding. All of our Ordinary Shares issued and outstanding prior to the completion of the offering are fully paid, and all of our Ordinary Shares to be issued in the offering will be issued as fully paid.

Units Being Offered

We are offering up to 6,000,000 Units at an offering price of $0.38 per Unit, equal to the arithmetic average of the closing prices of our Class A Ordinary Shares, as reported on the Nasdaq, for the ten consecutive trading days immediately preceding January 2, 2026, the effectiveness date of our registration statement on Form F-1, with each Unit consisting of one Class A Ordinary Share and one and one-half Warrants.

The Class A Ordinary Shares and the Warrants included in the Units are being sold in this offering only as part of the Units. However, the Units will not be certificated, and the Class A Ordinary Shares and the Warrants comprising such Units will be immediately separable and will be issued separately. Upon issuance, the Class A Ordinary Shares and the Warrants may be transferred independent of one another, subject to applicable law and transfer restrictions.

Our Second Amended and Restated Memorandum and Articles of Association

Our Company has adopted by way of special resolution dated June 5, 2025 the second amended and restated memorandum and articles of association. The following are summaries of material provisions of the second amended and restated memorandum and articles of association, and of the Companies Act, insofar as they relate to the material terms of our shares.

Objects of Our Company. Under our second amended and restated memorandum and articles of association, the objects of our company are unrestricted and we have the full power and authority to carry out any object not prohibited by the law of the Cayman Islands.

Ordinary Shares. Our Ordinary Shares are issued in registered form and are issued when registered in our register of members. Unless the board of directors determine otherwise, each holder of our Ordinary Shares does not receive a certificate in respect of such Ordinary Shares. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares. Subject to the provisions of the Companies Act and our second amended and restated memorandum and articles of association regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. The directors may deal with unissued shares either at a premium or at par, or with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise. No share may be issued at a discount except in accordance with the provisions of the Companies Act. The directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason.

Dividends. Subject to the provisions of the Companies Act and any rights attaching to any class or classes of shares under and in accordance with the articles of association: (a) the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose; and (b) our shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors. Subject to the requirements of the Companies Act regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, dividends may also be declared and paid out of any share premium account. The directors when paying dividends to shareholders may make such payment either in cash or in specie. Unless provided by the rights attached to a share, no dividend shall bear interest.

Voting Rights. A resolution put to the vote of the meeting shall be decided on a poll, and subject to any rights or restrictions as to voting attached to any shares, unless any share carries special voting rights, each Class A Ordinary Share shall be entitled to one (1) vote and each Class B Ordinary Share shall be entitled to thirty (30) votes on all matters subject to vote at general meetings of the Company. In addition, all shareholders holding shares of a particular class are entitled to vote at a meeting of the holders of that class of shares. Votes may be given either personally or by proxy.

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General Meetings of Shareholders. As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our second amended and restated memorandum and articles of association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors. All general meetings other than annual general meetings shall be called extraordinary general meetings.

The directors may convene general meetings whenever they think fit. General meetings shall also be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than ten percent of the rights to vote at such general meeting in accordance with the notice provisions in the articles of association, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting within 21 clear days’ from the date of receipt of the written requisition, those shareholders who requested the meeting or any of them may convene the general meeting themselves within three months after the end of such period of 21 clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us.

Advance notice of at least 7 clear days is required for the convening of a general meeting shall be given to shareholders entitled to attend and vote at such meeting. The notice shall specify, among other things, the place, the date and the hour of the meeting, whether the meeting will be held virtually, at a physical place or both, the general nature of the business to be transacted, and if a resolution is proposed as a special resolution, the text of that resolution shall be given to all shareholders. Notice of every general meeting shall also be given to the directors, persons entitled to a share in consequence of the death or bankruptcy of a shareholder and our auditors.

Subject to the Companies Act and with the consent of the shareholders who, individually or collectively, hold at least 90 percent of the voting rights of all those who have a right to vote at a general meeting, a general meeting may be convened on shorter notice.

A quorum shall consist of the presence (whether in person or represented by proxy) of one or more shareholders holding shares that represent not less than one-third of the outstanding shares carrying the right to vote at such general meeting.

If, within 15 minutes from the time appointed for the general meeting, or at any time during the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be cancelled. In any other case it shall stand adjourned to the same time and place seven days hence or to such other time or place as is determined by the directors.

The chairman may, with or without an appointed date for resumption, at any time during the meeting, with the consent of the shareholders constituting a quorum. When a meeting is adjourned for more than seven clear days, shareholders shall be given at least seven clear days’ notice of the date, time and place of the adjourned meeting and the general nature of the business to be transacted.

A resolution put to the vote of the meeting shall be decided on a poll. In the case of an equality of votes, the chairman of the meeting, shall not be entitled to a second or casting vote.

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Transfer of Ordinary Shares. Subject to any applicable requirements set forth in the articles of association and provided that a transfer of Ordinary Shares complies with applicable rules of the Nasdaq Capital Market, a shareholder may transfer all or any of his or her Ordinary Shares to another person by completing an instrument of transfer in the common form or in a form prescribed by Nasdaq or any other form approved by our board of directors, executed:

●	where the Ordinary Shares are fully paid, by or on behalf of that shareholder; and

●	where the Ordinary Shares are partly paid, by or on behalf of that shareholder and the transferee.

The transferor shall be deemed to remain the holder of an Ordinary Share until the name of the transferee is entered into our register of members.

Where the Ordinary Shares in question are not listed on or subject to the rules of the Nasdaq Capital Market, our board of directors may, in its absolute discretion, decline to register any transfer of any Ordinary Share that is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of such Ordinary Share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the Ordinary Shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of shares;

●	the instrument of transfer is properly stamped, if required;

●	the Ordinary Share transferred is fully paid and free of any lien in favor of us;

●	in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; and

●	any applicable fee of such maximum sum as the Nasdaq Capital Market may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on 14 days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and the register of members closed at such times and for such periods as our board of directors may, in their absolute discretion, from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year.

Liquidation. If we are wound up, the shareholders may, subject to the articles and any other sanction required by the Companies Act, pass a special resolution allowing the liquidator to do either or both of the following: (a) to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and (b) to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up. The directors have the authority to present a petition for our winding up to the Grand Court of the Cayman Islands on our behalf without the sanction of a resolution passed at a general meeting.

Calls on Shares and Forfeiture of Shares. Subject to the terms of allotment, the directors may make calls on the shareholders in respect of any monies unpaid on their shares including any premium and each shareholder shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made), pay to us the amount called on his shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or if no rate is fixed, at the rate of ten percent per annum. The directors may waive payment of the interest wholly or in part.

We have a first and paramount lien on all shares (whether fully paid up or not) registered in the name of a shareholder (whether solely or jointly with others). The lien is for all monies payable to us by the shareholder or the shareholder’s estate: (a) either alone or jointly with any other person, whether or not that other person is a shareholder; and (b) whether or not those monies are presently payable.

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At any time the directors may declare any share to be wholly or partly exempt from the lien on shares provisions of the articles.

We may sell, in such manner as the directors may determine, any share on which the sum in respect of which the lien exists is presently payable, if due notice that such sum is payable has been given (as prescribed by the articles) and, within 14 clear days of the date on which the notice is deemed to be given under the articles, such notice has not been complied with.

Redemption, Repurchase, and Surrender of Shares. Subject to the Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by action of our directors: (a) issue shares that are to be redeemed or liable to be redeemed, at our option or the shareholder holding those redeemable shares, on the terms and in the manner our directors determine before the issue of those shares; (b) with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our option on the terms and in the manner which the directors determine at the time of such variation; and (c) purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine at the time of such purchase.

We may make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Companies Act, including out of any combination of capital, our profits and the proceeds of a fresh issue of shares.

When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorized by the terms of the allotment of those shares or by the terms applying to those shares, or otherwise by agreement with the shareholder holding those shares.

Conversion Rights. Each Class B Ordinary Share is convertible, at the option of the holder thereof, at any time after the date of issuance of such share and without the payment of any additional sum, into fully paid Class A Ordinary Share on a one-to-one basis subject to adjustments. A holder of Class A Ordinary Shares shall have no rights to convert Class A Ordinary Shares into Class B Ordinary Shares under any circumstances.

The Company shall at all times reserve and keep available out of the Company’s authorized but unissued Class A Ordinary Shares, such number of its Class A Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Class B Ordinary Shares; and free of all liens, charges, options, mortgages, pledges, claims, equities, encumbrances and other third-party rights of any nature, and not subject to any pre-emptive rights, and the Company shall not make any issue, grant or distribution or take any other action if the effect would be that on the conversion of the Class B Ordinary Shares to Class A Ordinary Shares it would be required to issue Class A Ordinary Shares at a price lower than the par value thereof.

Issuance of Additional Shares. Our second amended and restated memorandum and articles of association authorizes our board of directors to issue additional shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Inspection of Books and Records. Holders of our shares will have no general right under Cayman Islands law to inspect or obtain copies of our register of members or our corporate records (except for the memorandum and articles of association of our company, any special resolutions passed by our company and the register of mortgages and charges of our company). However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

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Exempted Company. We are an exempted company with limited liability under the Companies Act. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	is a company that conducts its business mainly outside the Cayman Islands;

●	is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

●	is not required to open its register of members for inspection by shareholders of that company;

●	does not have to hold an annual general meeting;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as an exempted limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Warrants

The following summary of certain terms and provisions of the Warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the form of each of the Warrants, which will be filed as exhibits to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions set forth in the applicable form of Warrants.

Exercisability and Duration. The Warrants will have a three-year term, will be exercisable upon the second anniversary after issuance, which may be adjusted by the Company pursuant to the terms of the Warrants and in accordance with applicable laws, and have an initial exercise price of $0.46 per share, equal to 120% of the Offering Price.

If, at the time a holder exercises its Warrants, a registration statement registering the issuance of the Class A Ordinary Shares underlying the Warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of Class A Ordinary Shares determined according to a formula set forth in the Warrant.

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Dividends and Share Splits. If the Company, at any time while any of the Warrants are outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Class A Ordinary Shares or any other equity or equity equivalent securities payable in Class A Ordinary Shares, (ii) subdivides outstanding Class A Ordinary Shares into a larger number of shares, (iii) combines (including by way of reverse share split) outstanding Class A Ordinary Shares into a smaller number of shares, or (iv) issues by reclassification of Class A Ordinary Shares or any other shares of the Company, then in each case the exercise price and the number of shares issuable upon exercise of the Warrant shall be proportionately adjusted. However, if the adjustment above would otherwise result in an increase in the exercise price of the Warrant, no adjustment shall be made.

Transferability. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned at the option of the holder upon surrender of the Warrants to us together with the appropriate instruments of transfer.

Exchange Listing. We do not plan on applying to list the Warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

Fundamental Transactions. In the event of a fundamental transaction (“Fundamental Transaction”), as described in the Warrants and generally including any merger, consolidation, sale of substantially all assets, or other change of control transaction in which the Company’s shareholders immediately prior to such transaction own less than 50% of the voting power of the surviving entity, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that a holder of the number of Class A Ordinary Shares for which such Warrant was exercisable immediately prior to the Fundamental Transaction would have been entitled to receive pursuant to such transaction, or at the option of the holder, the Company or successor entity shall purchase such portion of the Warrant that remains outstanding after the Fundamental Transaction for cash equal to the Black-Scholes value thereof. If the Company is not the surviving entity in the Fundamental Transaction, any successor entity shall assume the obligations under such Warrant.

Governing Law. The Warrants shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of the Warrants shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdictions other than the State of New York.

Subsequent Rights Offerings. If at any time the Company grants, issues or sells any Class A Ordinary Share equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of Class A Ordinary Share (the “Purchase Rights”), then the holder of Warrants will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the holder could have acquired if the holder had held the number of Class A Ordinary Shares acquirable upon complete exercise of the Warrants immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Class A Ordinary Shares are to be determined for the grant, issue or sale of such Purchase Rights.

Pro Rata Distributions. During such time as the Warrants are outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Class A Ordinary Shares, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of the Warrants, then, in each such case, the holder of Warrants shall be entitled to participate in such Distribution to the same extent that the holder would have participated therein if the holder had held the number of Class A Ordinary Shares acquirable upon complete exercise of the Warrants immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of Class A Ordinary Shares are to be determined for the participation in such Distribution (provided, however, that, to the extent that the holder’s right to participate in any such Distribution would result in the holder exceeding the Beneficial Ownership Limitations, then the holder shall not be entitled to participate in such Distribution to such extent.

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Amendment and Waiver. The provisions of the Warrants may be amended or waived, and the Company may take any action, or omit to perform any act required to be performed by it, if the Company has obtained the written consent of the holders of the applicable Warrants.

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent English statutory enactments and, accordingly, there are significant differences between the Companies Act and the current Companies Act of the United Kingdom. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the comparable laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies provided that the laws of the foreign jurisdiction permit such merger or consolidation. For these purposes, (i) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property, and liabilities in one of such companies as the surviving company, and (ii) a “consolidation” means the combination of two or more constituent companies into a new consolidated company and the vesting of the undertaking, property, and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company, and an undertaking that a copy of the certificate of merger or consolidation will be given to the shareholders and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation that is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose, a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a dissenting shareholder of a Cayman constituent is entitled to payment of the fair value of his or her shares upon dissenting from a merger or consolidation. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by seventy-five percent (75%) in value of the shareholders or class of shareholders, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

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●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest person of that class acting in respect of his or her interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

When a takeover offer is made and accepted by holders of 90.0% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, give notice to require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer that has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a takeover offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge:

●	a company acts act illegally or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders;

●	the act which, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority vote that has not been obtained; and

●	an act which constitutes a “fraud on the minority.” Where the wrongdoers are themselves in control of the company,

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty. Our second amended and restated memorandum and articles of association provide to the extent permitted by Cayman Islands law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)	all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director), secretary’s or officer’s duties, powers, authorities or discretions; and

(b)	without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

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No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by the Companies Act, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or any of our officers in respect of any matter identified in above on condition that the director (including alternate director), secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the director (including alternate director), the secretary or that officer for those legal costs. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself or herself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer, or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith, and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company owes three types of duties to the company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our amended articles of association, as amended and restated from time to time. We have the right to seek damages where certain duties owed by any of our directors are breached.

Shareholder Action by Written Resolution. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our second amended and restated articles of association provide that our shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act does not provide shareholders any right to bring business before a meeting or requisition a general meeting. However, these rights may be provided in the company’s memorandum and articles of association. Our second amended and restated articles of association allow one or more of our shareholders who together hold not less than 10% of the rights to vote to requisition a general meeting of our shareholders, in which case our directors are obliged to call such meeting. Other than this right to requisition a shareholders’ meeting, our amended and restated articles of association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we may but are not obliged by law to call shareholders’ annual general meetings.

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Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled for a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands, but our second amended and restated articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our second amended and restated articles of association, directors may be removed, by an ordinary resolution of our shareholders. In addition, a director’s office shall be vacated if the director (i) is prohibited by the law of the Cayman Islands from acting as a director, (ii) is made bankrupt or makes any arrangement or composition with his creditors generally; (iii) only held office as a Director for a fixed term and such term expires; (iv) in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director; (v) resigns his or her office by notice in writing to the company; (vi) is removed from office pursuant to any other provisions of our second amended and restated memorandum and articles of association.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction that resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

If we are wound up, the shareholders may, subject to the articles and any other sanction required by the Companies Act, pass a special resolution allowing the liquidator to do either or both of the following: (a) to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and (b) to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up. The directors have the authority to present a petition for our winding up to the Grand Court of the Cayman Islands on our behalf without the sanction of a resolution passed at a general meeting.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under the Companies Act and our second amended and restated articles of association, if our share capital is divided into more than one class of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act and our second amended and restated memorandum and articles of association, our then effective memorandum and articles of association may only be amended by a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our second amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our second amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

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Anti-money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (Revised) of the Cayman Islands, as amended and revised from time to time (the “Regulations”). Depending on the circumstances of each application, a detailed verification of identity might not be required where:

●	the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution; or

●	the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

●	the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority, or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection in the Cayman Islands — Privacy Notice

This privacy notice explains the manner in which we collect, process, and maintain personal data about our investors pursuant to the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto (the “DPA”).

We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to us.

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By virtue of your investment in our Company, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request, (b) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which we are subject, or (c) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

Your personal data shall not be held by our Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into our Company, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our obligation in this respect), (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing, (d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data, (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial), (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer, or wish to transfer your personal data, general measures we take to ensure the security of personal data, and any information available to us as to the source of your personal data, (h) the right to complain to the Office of the Ombudsman of the Cayman Islands, and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

Legislation of the Cayman Islands

The Cayman Islands, together with several other non-European Union jurisdictions, have recently introduced legislation aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities which attract profits without real economic activity. With effect from January 1, 2019, the International Tax Co-operation (Economic Substance) Act (Revised) (the “Substance Act”) came into force in the Cayman Islands introducing certain economic substance requirements for in-scope Cayman Islands entities which are engaged in certain “relevant activities,” which in the case of exempted companies incorporated before January 1, 2019, applies in respect of financial years commencing July 1, 2019, onwards. However, it is anticipated that our Company may remain out of scope of the legislation or else be subject to more limited substance requirements.

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TAXATION

See “Item 10. Additional Information —10.E. Taxation” of our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.

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PLAN OF DISTRIBUTION

We are offering Units directly to certain investors without participation of underwriters or placement agents. We will enter into subscription agreements directly with investors in connection with this offering. Price and other terms will be determined through arm’s length negotiation between our company and each of the investors. Our obligations to issue and sell the Units offered hereby to the investors are subject to the conditions set forth in the securities purchase agreements. An investor’s obligation to purchase Units offered hereby is subject to the conditions set forth in the relevant subscription agreement as well.

The closing of the sale of Units in this offering is currently expected to take place on or about January 8, 2026.

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EXPENSES OF THE OFFERING

Set forth below is an itemization of the total expenses, which are expected to be incurred in connection with the offer and sale of our securities in this offering. With the exception of the registration fee payable to the SEC, all amounts are estimates.

SEC registration fee	$2,009
Legal fees and expenses	$117,723
Total	$119,732

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LEGAL MATTERS

We are being represented by Han Kun Law Offices LLP with respect to certain legal matters of United States federal securities and New York state law. The validity of the Class A Ordinary Shares offered hereby and legal matters as to Cayman Islands law will be passed upon for us by Ogier. Certain legal matters as to PRC law will be passed upon for us by DeHeng Law Offices (Shenzhen). Han Kun Law Offices LLP may rely upon Ogier with respect to matters governed by Cayman Islands law and DeHeng Law Offices (Shenzhen) with respect to matters governed by PRC law.

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EXPERTS

The consolidated financial statements as of June 30, 2025 and 2024 and for each of the years in the three-year period ended June 30, 2025 have been incorporated by reference herein in reliance on the report of HTL International, LLC, an independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing. The office of HTL International, LLC is located at 12 Greenway Plaza, Suite 1100, Houston, TX 77046.

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ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated under the laws of the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions, and the availability of professional and support services. The Cayman Islands, however, has a less exhaustive body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, among us, our officers, directors and shareholders, be arbitrated.

Substantially all of our assets are located in the PRC. In addition, most of our directors and officers are nationals or residents of the PRC and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711, as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Ogier, our counsel with respect to the laws of the Cayman Islands has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of United States courts obtained against us predicated upon the civil liability provisions of the securities laws of the United States and (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Ogier has further advised us that there is no statutory enforcement laws in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment: (i) is given by a foreign court of competent jurisdiction; (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (iii) is final; (iv) is not in respect of taxes, a fine or a penalty; (v) was not obtained by fraud; and (vi) is not of a kind the enforcement of which is contrary to natural justice or public policy of the Cayman Islands.

Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

DeHeng Law Offices (Shenzhen) has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. Under the PRC laws, a foreign judgment cannot be directly or summarily enforced in the PRC. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. The requirements for a foreign judgment to be recognized and enforceable in the PRC are: (i) there exists an applicable international treaty or the principle of reciprocity applies between China and the foreign jurisdiction; (ii) the foreign judgment is final and conclusive; (iii) the foreign court had proper jurisdiction under Chinese conflict-of-law rules; (iv) the defendant was duly served and afforded a fair opportunity to be heard; and (v) recognition would not violate China’s sovereignty, security, public order, or fundamental legal principles. As of the date hereof, China has not entered into any bilateral judicial assistance treaty with either the United States or the Cayman Islands concerning the reciprocal enforcement of civil judgments. While limited instances of de facto reciprocity have emerged in recent years, such practice remains inconsistent and highly fact-specific. Consequently, it is uncertain whether and on what basis a PRC court would recognize or enforce a judgment rendered by a court in the United States or the Cayman Islands.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form F-1 under the Securities Act, including amendments and relevant exhibits and schedules, covering the underlying Class A Ordinary Shares represented by the securities to be sold in this offering.

Our SEC filings, including the Registration Statement on Form F-1, are also available to you on the SEC’s website at http://www.sec.gov.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus. We specifically are incorporating by reference the following documents filed with the SEC:

●	our Annual Report on Form 20-F for the year ended June 30, 2025, filed with the SEC on November 5, 2025;

●	the description of our securities contained in our Registration Statement on Form 8-A filed with the SEC on February 24, 2025, as updated by Exhibit 2.2 to our Annual Report on Form 20-F for the fiscal year ended June 30, 2025 initially filed with the SEC on November 5, 2025, and including any amendments or reports filed for purposes of updating such descriptions.

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus. As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to:

STAK Inc. 斯塔克工业集团有限公司

Building 11, 8th Floor, No. 6 Beitanghe East Road,

Tianning District, Changzhou, Jiangsu,

People’s Republic of China, 213000

Telephone: +86 519-8880 2609

You may also obtain information about us by visiting our website at http://www.stakindustry.com/. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

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